GREENWICH CAPITAL ACCEPTANCE, INC.
              Mortgage Pass-Through Certificates, Series 1996-CHL1
                       Countrywide Home Loans, as Servicer



    Class Information                                             Current Payment Information

      Type           Name       Beg Certificate/     Pass Thru Rate     Principal Dist.        Interest        Total
                                Notional Bal.                              Amt.                Dist. Amt.      Dist.
     Senior            A          180,882,577.58        5.787500%        3,379,099.19         901,460.98     4,280,560.17
   Subordinate       B-IO         182,426,404.93        3.247999%                0.00               0.00             0.00
    Residual           R                    0.00        0.000000%                 n/a               0.00             0.00

     Totals           --          180,882,577.58        --               3,379,099.19         901,460.98     4,280,560.17

    Class Information               Current Payment Information

Class Code          Name         Cert. Bal.            Pass Thru         Cusips
                     A           187,965,310.34        5.818750%        396782ES9
                    B-IO         187,965,310.34        3.165104%              n/a
                     R                     0.00        0.000000%              n/a

    Totals          --         187,965,310.34          --               --




Class Information                                             Factors per $1,000

      Type             Name              End Certificate/        Principal        Interest         Ending
                                         Notional Bal.             Dist.            Dist.         Cert. Bal.
     Senior              A                177,503,478.39        17.9772490       4.7958901      944.3416877
   Subordinate         B-IO               179,495,956.97          .0000000        .0000000      954.9419339
    Residual             R                          0.00          .0000000        .0000000         .0000000

     Totals             --                177,503,478.39        17.9772490       4.7958901       22.7731392


Losses and Unpaid Amounts

     Name       Carry Forward       Interest        Unpaid Interest
                    Amount         Shortfalls          Shortfalls
      A                   0.00               0.00                0.00
     B-IO                  n/a               0.00                0.00
      R                    n/a                n/a                 n/a
                      --                 --                  --

THE BANK OF NEW  YORK

101 Barclay Street, 12E
New York, NY 10286

Attn: Milton Vescovacci, MBS Unit
(212) 815-2526

                       GREENWICH CAPITAL ACCEPTANCE, INC.
              Mortgage Pass-Through Certificates, Series 1996-CHL1
                       Countrywide Home Loans, as Servicer



                  P&S Ref.
                  Sec. 4.05                                    ENDING COLLATERAL INFORMATION



                                           Aggregate stated principal balance                 179,495,956.97
                                           Loan count                                                   1713
                                           Weighted average remaining term                               354
                                           Weighted average coupon rate                            9.549594%

                  P&S Ref.
                  Sec. 4.05                                           FEES & ADVANCES
                                                                               Servicer           Insurer
                                          Monthly Fees                         72,888.61           25,625.03
                                          Advances (this period)               76,801.21
                                          Recoveries (this period)                  0.00
                                          Outstanding advances                 76,801.21
                                                                               ---------

                  P&S Ref.
                  Sec. 4.05                                          OTHER INFORMATION


                                           Available funds                                      4,306,185.43
                                           Insured payments                                             0.00
                                           Aggregate prepayments                                2,832,330.98
                                           Required subordination amount                        5,638,959.31
                                           Subordination deficit                                        0.00
                                           Class B-IO optimal interest dist. amount               470,066.25
                                           Subordination increase amount                          448,651.23


         P&S Ref.
         Sec. 4.05                                 DELINQUENCY INFORMATION (as of the Due Date)

                                   Period               Loan Count                   Ending Stated Balance
                                   ------               ----------                   ---------------------
                                31-60 days                  47                            5,247,664.72
                                61-90 days                  13                            1,271,451.72
                                91+ days                     3                              268,349.45
                                In foreclosure              18                            1,849,830.64

                                     Totals                 81                            8,637,296.53
                                                            --                            ------------



         P&S Ref.
         Sec. 4.05                       REO INFORMATION

         REO Date                  Loan Number            Ending Stated Balance
         --------                  -----------            ---------------------
                                       --                         0.00
                                       --                         0.00
                                       --                         0.00
                                       --                         0.00
              Totals                    0                         0.00
                                       -                         ----



         P&S Ref.
         Sec. 4.05                     LIQUIDATED LOAN INFORMATION

         Loan Number              Stated Principal Balance         Realized Loss
         -----------              ------------------------         -------------
             --                             0.00                        0.00
             --                             0.00                        0.00
             --                             0.00                        0.00
             --                             0.00                        0.00
           Totals                           0.00                        0.00
                                            ----                        ----